SCHEDULE II
                                    INFORMATION WITH RESPECT TO
                        TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GC COMPANIES INC

                    GAMCO INVESTORS, INC.
                                 3/02/01            1,500-            2.5100
                                 2/28/01            5,000-            2.5040
                                 2/27/01            8,000-            2.5225
                                 2/26/01              600             2.5500
                                 2/26/01            2,000-            2.5500
                                 2/22/01            5,000-            2.4940
                                 2/21/01            2,000-            2.6000
                                 2/21/01            3,000             2.8000
                                 2/20/01            6,500-            2.5269
                                 2/20/01            7,000             2.7250
                                 2/16/01            5,000-            2.6100
                                 2/16/01            1,000-            2.6500
                                 2/14/01              500-            2.6500
                                 2/13/01              500-            2.7900
                                 2/05/01            1,500-            2.4800
                                 2/02/01           10,000-            2.4650
                                 2/02/01            1,500-            2.4000
                    GABELLI ADVISERS, INC.
                                 2/16/01            3,000-            2.6500
                     GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 3/07/01            5,000-            2.4655
                                 3/05/01            5,000-            2.5174
                                 2/02/01            5,000-            2.4800
                         GABELLI SMALL CAP GROWTH FUND
                                 3/07/01            1,600-            2.4655
                         GABELLI GLOBAL MULTIMEDIA TRUST
                                 2/22/01            3,000-            2.5167
                         GABELLI ASSET FUND
                                 3/06/01            5,000-            2.4800
                                 2/05/01            5,000-            2.4780
                                 2/02/01            5,000-            2.4800
                         GABELLI CAPITAL ASSET FUND
                                 2/27/01            2,000-            2.5100
                                 2/20/01            2,000             2.5500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.